UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)    August 17, 2004

PanAmSat Corporation
(Exact name of registrant as specified in its charter)

Delaware	0-22531	95-4607698
(State or other jurisdiction	(Commission	(IRS Employer
Of incorporation)	File Number)	Identification No.)

20 Westport Road, Wilton, CT	06897
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code    (203) 210-8000

(Former name and former address, if changed since last report.)

Item 7.    Financial Statements, Pro Forma Information and Exhibits.

(c)	Exhibits

99.1	Supplemental Regulation FD Disclosure of PanAmSat Corporation dated August 17, 2004*

*	This exhibit is furnished by the Company and is not “filed” for purposes of Section 18 of the Exchange Act. See Item 9.

Item 9.    Regulation FD Disclosure.

Attached as Exhibit 99.1 hereto and incorporated by reference herein is a presentation of certain information relating to the Company, including information relating to the pending acquisition of the Company by affiliates of Kohlberg Kravis Roberts & Co. L.P., The Carlyle Group and Providence Equity Partners, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 17, 2004	PANAMSAT CORPORATION Registrant

	By:	/s/ JAMES W. CUMINALE
Name: James W. Cuminale
Title: Executive Vice President, Corporate Development General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description
99.1	Supplemental Regulation FD Disclosure of PanAmSat Corporation dated August 17, 2004*

*	These exhibits are furnished by the Company and are not “filed” for purposes of Section 18 of the Exchange Act. See Item 9 and Item 12.